Exhibit 23.1 - Consent of Auditor

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 2, 2021, relating to the financial statements of ClassWorx, Inc., as of December 31, 2020 and 2019 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

June 17, 2021